PARTICIPATION AGREEMENT
                             -----------------------
                                      Among
                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                       -----------------------------------
                             OPPENHEIMERFUNDS, INC.
                             ----------------------
                                       and
                      COVA FINANCIAL LIFE INSURANCE COMPANY
                      -------------------------------------

     THIS AGREEMENT, made and entered into this ____th day of December, 1997 by and among COVA Financial Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the "Account"), Oppenheimer Variable Account Funds (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser").

     WHEREAS, the Fund is an open-end management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established at any date hereafter for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") offered by insurance companies (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" (the Portfolios covered by this Agreement are specified in Schedule A attached hereto as may be modified by mutual consent from time to time), and each representing the interests in a particular managed pool of securities and other assets; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated July 16, 1986 (File No. 812-6324, granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940;

     WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (hereinafter "Contracts"); and

     WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable contracts (the Contract(s) and the Account(s) covered by the Agreement are specified in Schedule B attached hereto, as may be modified by mutual consent from time to time); and

     WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Account to fund the Contracts and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser and the Company agree as follows:

ARTICLE I. Sale of Fund Shares
           -------------------

     1.1 The Fund agrees to make available to the Separate Accounts of the Company shares of the selected Portfolios as listed on Schedule A for investment of purchase payments of variable Contracts allocated to the designated Separate Accounts as provided in the Fund's Registration Statement.

     1.2 The Fund agrees to sell to the Company those shares of the selected Portfolios of the Fund which the Company orders on behalf of the Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.2, the Company shall be the designee of the Fund for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order by 4:00 p.m. New York time and the Fund receives notice from the Company by telephone or facsimile (or by such other means as the Fund and the Company may agree in writing) of such order by 9:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.3 The Fund agrees to redeem on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, in accordance with the provisions of this agreement and the Fund's Registration Statement. For purposes of this
Section 1.3, the Company shall be the designee of the Fund for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the request for redemption by 4:00 p.m. New York time and the Fund receives notice from the Company by telephone or facsimile (or by such other means as the Fund and the Company may agree in writing) of such request for redemption by 9:00 a.m. New York time on the next following Business Day.

     1.4 The Fund shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolios of the Fund. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. The Fund shall notify the Company or its designee of the number of shares so issued as payment of such dividends and distributions.

     1.5 The Fund shall make the net asset value per share for the selected Portfolio(s) available to the Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. In the event that the Fund is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Fund takes to make the net asset value available to the Company. If the Fund provides the Company with materially incorrect share net asset value information through no fault of the Company, the Company on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. If a Separate Account due to such error has received amounts in excess of the amounts to which it is entitled, the Company, when requested by the Fund, shall make adjustments to the Separate Account to reflect the change in the values of the shares as reflected in the unit values of the affected Variable Contract owners who still have values in the Portfolio. No adjustment for an error shall be taken 'in any Separate Account until such time as the parties hereto have agreed to a resolution of the error, but the parties shall use all reasonable efforts to reach such agreement within two business days after the discovery of the error.

     1.6 At the end of each Business Day, the Company shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, the Company shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of Fund shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to the Fund by the Company by 9:00 a.m. New York Time on the Business Day next following the Company's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

     1.7 If the Company's order requests the purchase of Fund shares, the Company shall pay for such purchase by wiring federal funds to the Fund or its designated account on the day the order is transmitted by the Company. If the Company's order requests a net redemption resulting in a payment of redemption proceeds to the Company, the Fund shall use its best efforts to wire the redemption proceeds to the Company by the next Business Day, unless doing so would require the Fund to dispose of Portfolio securities or otherwise incur additional costs. In any event, proceeds shall be wired to the Company within the time period specified in the Fund's Prospectus or Statement of Additional Information ("SAI") and the Fund shall notify the person designated in writing by the Company as the recipient for such notice of such delay by 3:00 p.m. New York Time the same Business Day that the Company transmits the redemption order to the Fund. If the Company's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another Portfolio advised by the Adviser, the Fund shall so apply such proceeds the same Business Day that the Fund receives such order.

     1.8 The Fund agrees that all shares of the Portfolios of the Fund will be sold (directly or via other investment companies) only to Participating Insurance Companies which have agreed to participate in the Fund to fund their Separate Accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h)(4) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Portfolios of the Fund will not be sold directly to the general public.

     1.9 The Fund may refuse to sell shares of any Portfolios to any person, or suspend or terminate the offering of the shares of any Portfolios if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Trust (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Portfolios.

     1.10 Issuance and transfer of Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Accounts. Shares ordered from Portfolios will be recorded in appropriate book entry titles for the Separate Accounts.

     1.11. The Company represents and warrants that it has reserved the right to suspend or limit the rights of Contract Holders to transfer Variable Contract values between Portfolios. The Company will not waive such right without prior notice to the Fund. The Company agrees that it will consult with the Fund at the Fund's request from time to time on problems arising from frequent or rapid transfer among Portfolios and that the Company will impose reasonable restrictions on transfers to or from the Portfolio as reasonably requested by the Fund.

Article II. Representations and Warranties
            ------------------------------

     2.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of California and that it has legally and validly established each Separate Account as a segregated asset account under such laws.

     2.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UlT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the variable Contracts, unless an exemption from registration is available.

     2.3 The Company represents and warrants that the variable Contracts will be registered under the Securities Act of 1933 (the "'33 Act") unless an exemption from registration is available prior to any issuance or sale of the variable Contracts and that the variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the variable Contracts shall comply in all material respects with state insurance law suitability requirements.

     2.4 The Company represents and warrants that the variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the variable Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5 The Fund represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in compliance in all material respects with all applicable federal and state laws, and the Fund shall be registered under the '40 Act prior to and at the time of any issuance or sale of such shares. The Fund, subject to Section 1.9 above, shall amend its registration statement under the '33 Act and the '40 Act from time to time as it or the Adviser determines is required in order to effect the continuous offering of its shares. The Fund shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Adviser.

     2.6 The Fund represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5 and any amendments or other modifications to such Section or Regulation for so long as such Section or Regulation is applicable to the Fund, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

     2.7 The Fund represents and warrants that each Portfolio invested in by the Separate Account intends to elect to be treated as a "regulated investment company" under Subchapter M of the Code and any amendments or other modifications to such provision for so long as Subchapter M of the Code is applicable to the Fund, and to qualify for such treatment for each taxable year and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

     2.8 The Adviser represents and warrants that it is still and will remain duly registered and licensed in all material respects under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

ARTICLE III. Sales Material and Prospectuses
             -------------------------------

     3.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within seven (7) Business Days after receipt of such material. "Business Day" shall mean any day in which the New York Stock Exchange is open for trading and in which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     3.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sale literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

     3.3 The Fund will furnish, or will cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company or its Separate Accounts are named, at least ten (10) Business Days prior to its intended use. No such material will be used if the Company objects to its use in writing within seven (7) Business Days after receipt of such material.

     3.4 The Fund and its affiliates and agents shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the variable Contracts issued by the Company, other than the information or representations contained in a registration statement or prospectus for such variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such variable Contracts, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company or as may be required by applicable law or regulation.

     3.5. For purposes of this Article II, the phrase "sales literature or other promotional material" means advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs, billboards or electronic media), and sales literature (such as brochures, circulars, market letters and form letters), distributed or made generally available to customers or the public.

     3.6. The Fund or the Adviser shall provide the Company with as many copies of the Fund's prospectus, Statement of Additional Information, shareholder reports and proxy materials as the Company may reasonably request. The Company shall bear the expenses of printing and distributing the Fund's prospectus, Statement of Additional Information and shareholder reports to prospective Contract owners and of distributing the Fund's prospectus, Statement of Additional Information and shareholder reports to existing and prospective Contract owners, distributing proxy materials to existing Contract owners and tabulation of proxy votes. The Fund or the Adviser shall bear the expenses of printing the Fund's prospectus, Statement of Additional Information, shareholder reports and proxy materials provided by the Company to existing Contract owners. If requested by the Company in lieu thereof, the Fund or the Adviser shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form that can be sent to a financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the Fund's prospectus is supplemented or amended) to have the prospectus for the variable Contracts and the prospectus for the Fund shares and any other fund shares offered as investments for the variable Contracts printed together in one document. The expenses of such printing will be apportioned between (a) the Company and (b) the Fund or the Adviser in proportion to the number of pages of the variable Contract, other fund shares prospectuses and the Fund's prospectus, taking account of other relevant factors affecting the out of pocket expenses of printing, such as covers, columns, graphs and charts; the Fund or the Adviser to bear the cost of printing the Fund's prospectus portion of such document for distribution only to owners of existing variable Contracts funded by the Fund shares and the Company to bear the expense of printing the portion of such documents relating to the Separate Account and the prospectuses of other funds included in that document (unless such other funds arrange to bear such cost); provided, however, the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing variable Contracts not funded by the shares. If the Company arranges to typeset the Fund's prospectus, Statement of Additional Information or shareholder reports, the Adviser shall be permitted to review and approve the typeset form of the Fund's Prospectus prior to such printing.

     3.7 The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this
Section 3.7 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

     3.8 The Fund will provide the Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. The Company will provide the Fund with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

ARTICLE IV. Fees and Expenses
            -----------------

     4.1. The Fund and Adviser shall pay no fee or other compensation to the Company under this agreement, and the Company shall pay no fee or other compensation to the Fund or Adviser, except as provided herein.

     4.2. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law.

     4.3. The Company shall bear the expenses of typesetting, printing and distributing the Fund's prospectus, proxy materials and reports to owners of Contracts issued by the Company.

ARTICLE V. Potential Conflicts
           -------------------

     5.1. The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     5.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities in monitoring such conflicts by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded and by confirming in writing, at the Fund's request, that the Company is unaware of any such potential or existing material irreconcilable conflicts.

     5.3. If it is determined by a majority of the Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to an including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and
(2), establishing a new registered management investment company or managed separate account.

     5.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing
material   irreconcilable   conflict  as   determined   by  a  majority  of  the
disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of the six month period the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

     5.5. For purposes of Sections 5.3 through 5.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 5.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

Article VI. Indemnification
            ---------------

     6.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and the Adviser and each of their trustees, directors, principals, officers, partners, employees and agents and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for purposes of this Article VI) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the variable Contracts and:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the variable Contracts or contained in the variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of an Indemnified Party for use in the registration statement or prospectus for the variable Contracts or in the variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the variable Contracts or Fund shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the variable Contracts or Fund shares; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

          (d) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     6.2 The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     6.3 The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate at its own expense in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.4 Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VI) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operation of the Fund and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Adviser by or on behalf of the Company for use in the registration statement or prospectus for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the variable Contracts or Fund shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the variable Contracts not supplied by the Fund or persons under its control) or wrongful conduct of the Fund or persons under its control, with respect to the sale or distribution of the variable Contracts or Fund shares, provided any such statement or representation or wrongful conduct was not made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Fund; or

          (d) arise as a result of (i) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of
     Section 817(h) of the Code; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

     6.5 Indemnification by the Adviser. To the extent not covered by any applicable insurance coverage of the Fund and the Adviser, the Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VI) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisitions of the Fund's shares or the variable Contracts and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or in sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the variable Contracts or the Fund shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the variable Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the variable Contracts or Fund shares, provided any such statement or representation or wrongful conduct was not made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Fund; or

          (d) arise as a result of (i) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of
     Section 817(h) of the Code; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

          (e) arise out of or result from any material breach of any representation an/or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

     6.6 The Fund or the Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     6.7 The Fund or the Adviser, as the case may be, shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund or the Adviser, as the case may be, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund or the Adviser of any such claim shall not relieve the Fund or the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund or the Adviser shall be entitled to participate at its own expense in the defense thereof. The Fund or the Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund or the Adviser to such party of the Fund's or the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund or the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE VII. Applicable Law
             --------------

     7.1.  This  Agreement   shall  be  construed  and  the  provisions   hereof
interpreted under and in accordance with the laws of New York.

     7.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE VIII. Termination
              -----------

     8.1 This Agreement shall terminate with respect to some or all Portfolios:

          (a) at the option of any party upon six month's advance written notice to the other parties;

          (b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of the Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company; or

          (c) as provided in Article V

          (d) at the option of the Company, upon the institution of formal proceedings against the Fund by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company's reasonable judgment, materially impair the Fund's ability to meet and perform the Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice;

          (e) at the option of the Fund, upon the institution of formal proceedings against the Company by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

          (f) in the event the Fund's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of variable
     Contracts issued or to be issued by the Company. Termination shall be effective upon receipt of notice;

          (g) at the option of the Company, upon the Fund's or the Adviser's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten business days after written notice of such breach is delivered to the Fund;

          (h) at the option of the Fund or the Adviser, the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund or the Adviser within ten business days after written notice of such breach is delivered to the Company;

     8.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 8.1(a) may be exercised for cause or for no cause.

     8.3  Notwithstanding  any termination of this Agreement pursuant to Section
8.1 hereof and subject to Section 1.9 hereof, the Fund at the option of the Company will continue to make available additional Fund shares, as provided below, pursuant to the terms and conditions of this Agreement, for all variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in Fund and/or invest in the Fund upon the payment of additional premiums under the Existing Contracts. The parties agree that this
Section 8.3 shall not apply to any terminations under Article V, and the effect of such Article V terminations shall be governed by Article V of this Agreement.

ARTICLE IX. Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify to the other party.

         If to the Fund;

                  Oppenheimer Variable Account Funds
                  c/o OppenheimerFunds, Inc.
                  Two World Trade Center
                  New York, NY 10048-0203
                  Attn: Legal Department

         If to the Adviser:

                  OppenheimerFunds, Inc.
                  Two World Trade Center
                  New York, NY 10048-0203
                  Attn: General Counsel

         If to the Company:

                  Cova Financial Life Insurance Company
                  One Tower Lane
                  Suite 3000
                  Oakbrook Terrace, IL 60181
                  Attention:  General Counsel

ARTICLE X. Miscellaneous
           -------------

     10.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

     10.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     10.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     10.7. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

     10.8. The Company and the Adviser each understand and agree that the obligations of the Fund under this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund and the Fund's property; the Company and the Adviser each represent that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

     10.9 In the event of termination of this  Agreement,  Articles V and VI and
Section 10.5 shall continue in effect after said termination.

     10.10 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Fund, the Adviser and the Company.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date specified below.

                                    Company:

                                    COVA FINANCIAL LIFE INSURANCE COMPANY
                                    By its authorized officer,

                                    By:_________________________________________

                                    Title:______________________________________

                                    Date:_______________________________________

                                    Fund:_______________________________________

                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                    By its authorized officer,

                                    By:_________________________________________

                                    Title:______________________________________

                                    Date:_______________________________________

                                    Advisor:____________________________________

                                    OPPENHEIMERFUNDS, INC.
                                    By its authorized officer,

                                    By:_________________________________________

                                    Title:______________________________________

                                    Date:_______________________________________




                                   SCHEDULE A

Portfolios of Oppenheimer Variable Account Funds:

Oppenheimer Growth Fund
Oppenheimer Growth & Income Fund
Oppenheimer High Income Fund
Oppenheimer Bond Fund
Oppenheimer Strategic Bond Fund





                                   SCHEDULE B

Cova Variable Annuity Account Five